 Exhibit 99.1

RE/MAX Holdings Reports First Quarter 2018 Results

DENVER, May 3, 2018 /PRNewswire/ --

First Quarter 2018 Highlights
(Compared to first quarter 2017 unless otherwise noted)

  Total agent count increased 6.2% to 120,821 agents
  U.S. and Canada combined agent count increased 1.9% to 84,829 agents
  Revenue increased 11.0% to $52.6 million
  Net income attributable to RE/MAX Holdings, Inc. of $5.0 million and earnings per diluted share (GAAP EPS) of $0.28
  Adjusted EBITDA1 of $22.8 million, Adjusted EBITDA margin1 of 43.4% and Adjusted earnings per diluted share (Adjusted EPS1) of $0.49

RE/MAX Holdings, Inc. (the "Company" or "RE/MAX Holdings") (NYSE: RMAX), parent company of RE/MAX, one of the world's leading franchisors of real estate brokerage services, and Motto Mortgage ("Motto"), an innovative mortgage brokerage franchise, today announced operating results for the quarter ended March 31, 2018.

"Steady performance across our primary operating drivers highlighted first quarter results," stated Adam Contos, Chief Executive Officer. "We grew our worldwide network by more than 7,000 agents year-over-year, we continued to expand Motto and, as previously announced, we made a bold and significant investment in our network by acquiring booj, a highly regarded real estate technology company. Strong attendance at our annual agent conference also favorably impacted the quarter."

Contos continued, "Two recently released major industry reports again confirmed our wide lead in per-agent productivity among large U.S. real estate brokerages. RE/MAX agents continue to be productive in virtually every market condition. When inventory is tight, multiple offers are common, and the competition for listings is fierce, our network of highly productive agents combined with our differentiated business model give us a built-in and unique competitive advantage. Homebuyers and sellers should not settle for anything less than an experienced, productive agent."

First Quarter 2018 Operating Results

Agent Count

The following table compares agent count as of March 31, 2018 and 2017:

	As of March 31		Change
	2018	2017	#	%
U.S.	63,612	62,441	1,171	1.9%
Canada	21,217	20,836	381	1.8%
Subtotal	84,829	83,277	1,552	1.9%
Outside the U.S. & Canada	35,992	30,527	5,465	17.9%
Total	120,821	113,804	7,017	6.2%

Revenue

RE/MAX Holdings generated total revenue of $52.6 million for the first quarter of 2018, an increase of $5.2 million or 11.0% compared to $47.4 million in the first quarter of 2017. Revenue increased 6.8% from organic growth, 3.7% from acquisitions, and 0.5% from foreign-currency movements. Organic growth was driven primarily by increased revenue from our annual agent conference, agent count increases, rising home prices, and Motto expansion.

Recurring revenue streams, which consist of continuing franchise fees and annual dues, increased $2.7 million or 8.8% over the first quarter of 2017 and accounted for 64.5% of revenue in the first quarter of 2018 compared to 65.8% in the comparable period in 2017.

Operating Expenses

Total operating expenses were $38.9 million for the first quarter of 2018, an increase of $6.3 million or 19.3% compared to the first quarter of 2017. Operating expenses increased principally due to higher selling, operating and administrative expenses, partially offset by reduced amortization expense.

Selling, operating and administrative expenses were $34.4 million in the first quarter of 2018, an increase of $7.7 million or 28.9% compared to the first quarter of 2017 and represented 65.3% of revenue compared to 56.2% in the prior-year period. Expenses increased primarily due to $2.1 million of expenses incurred in connection with the investigation by a special committee of our board of directors; severance expense of $1.8 million; the acquisition of booj; investments in Motto and the recently acquired Northern Illinois region; as well as an increase in expenses from our annual agent conference.

Net Income and GAAP EPS

Net income attributable to RE/MAX Holdings was $5.0 million for the first quarter of 2018, an increase of $0.4 million or 9.8% from the first quarter of 2017. The increase was due to contributions from multiple organic growth contributors – including agent count growth, increased revenue from our annual agent conference and rising home prices – and the acquisition of the Northern Illinois region, as well as reductions in our provision for taxes and amortization expense. These were partially offset by increased selling, operating and administrative expenses, as described above. Reported basic and diluted GAAP EPS were each $0.28 per share for the first quarter of 2018.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA was $22.8 million for the first quarter of 2018, an increase of $0.9 million or 4.1% compared to the first quarter of 2017. Adjusted EBITDA grew primarily due to contributions from the acquisition of the Northern Illinois region, agent count growth, increased revenue from our annual agent conference, and rising home prices, partially offset by severance expense, investment in Motto and the acquisition of booj. Adjusted EBITDA margin was 43.4% in the first quarter of 2018 compared to 46.3% in the first quarter of 2017.

Adjusted basic and diluted EPS were each $0.49 for the first quarter of 2018 and benefited from the enactment of the Tax Cuts and Jobs Act compared to the prior-year period. The ownership structure used to calculate Adjusted basic and diluted EPS for the quarter ended March 31, 2018 assumes RE/MAX Holdings owned 100% of RMCO, LLC ("RMCO"). The weighted average ownership RE/MAX Holdings had in RMCO was 58.5% for the quarter ended March 31, 2018.

Balance Sheet

As of March 31, 2018, the Company had a cash balance of $30.1 million, a decrease of $20.7 million from December 31, 2017. As of March 31, 2018, RE/MAX had $228.5 million of term loans outstanding, net of an unamortized debt discount and issuance costs, down from $229.0 million as of December 31, 2017.

Dividend

On May 2, 2018, the Company's Board of Directors approved a quarterly cash dividend of $0.20 per share. The quarterly dividend is payable on May 30, 2018, to shareholders of record at the close of business on May 16, 2018.

Outlook

The Company's second quarter and full-year 2018 Outlook includes the expected impact of the acquisition of booj and assumes no further currency movements, acquisitions or divestitures.

For the second quarter of 2018, RE/MAX Holdings expects:

  Agent count to increase 5.25% to 6.25% over second quarter 2017;
  Revenue in a range of $52.0 million to $54.0 million; and
  Adjusted EBITDA in a range of $26.0 million to $27.5 million.

For the full-year 2018, RE/MAX Holdings expects:

  Agent count to increase 5.0% to 6.0% over 2017;
  Revenue in a range of $213.0 million to $216.0 million; and
  Adjusted EBITDA in a range of $103.5 million to $106.5 million.

The effective U.S. GAAP tax rate attributable to RE/MAX Holdings is estimated to be between 15% and 17% in 2018.

Webcast and Conference Call

The Company will host a conference call for interested parties on Friday, May 4, 2018, beginning at 8:30 a.m. Eastern Time. Interested parties can access the conference call using the following dial-in numbers:

U.S.	1-833-287-0798
Canada & International	1-647-689-4457

Interested parties can access a live webcast through the Investor Relations section of the Company's website at investors.remax.com. Please dial-in or join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Company's website for a limited time as well. For the RE/MAX Quarterly Update Q1 2018 infographic, visit http://rem.ax/2cYFT50.

Basis of Presentation

Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

Footnote:

1 Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS are non-GAAP measures. These terms are defined at the end of this release. Please see Tables 5 and 6 appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

About the RE/MAX Network

RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Over 120,000 agents provide RE/MAX a global reach of over 100 countries and territories. Nobody in the world sells more real estate than RE/MAX as measured by total residential transaction sides.

RE/MAX, one of the world's leading franchisors of real estate brokerage services, and Motto Mortgage, an innovative mortgage brokerage franchise, are subsidiaries of RMCO LLC, which is controlled and managed by RE/MAX Holdings, Inc. (NYSE: RMAX).

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project," "anticipate," "may," "will," "would" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to the Company's outlook for the second quarter and full-year 2018 (including expectations regarding agent count, revenue, Adjusted EBITDA and Adjusted EBITDA margins), the Company's estimated effective U.S. GAAP tax rate for 2018, dividends, housing market conditions, agent productivity, as well as other statements regarding the Company's strategic and operational plans and business models. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, without limitation, (1) the impact of the findings and recommendations of the Special Committee on the Company and its management and operations, including reputational damage to the Company and the time and expenses incurred in implementing the recommendations of the Special Committee, (2) any legal proceedings or governmental or regulatory investigations or actions directly or indirectly related to the underlying matters of the Special Committee's internal investigation or other matters may result in adverse findings, the imposition of fines or other penalties, increased costs and expenses, and the diversion of management's time and resources to address such matters, any of which may have a material adverse effect on the Company, (3) the impact of recent changes to our senior management team, (4) the impact of disclosing previously undisclosed transactions between members of our management team, including the loan from David Liniger to Adam Contos, (5) the existence and identification of control deficiencies, including disclosure controls or internal controls over financial reporting, and any impact of such control deficiencies as well as the associated costs in remediating those control deficiencies, (6) changes in business and economic activity in general, (7) changes in the real estate market or interest rates and availability of financing, (8) the Company's ability to attract and retain quality franchisees, (9) the Company's franchisees' ability to recruit and retain real estate agents and mortgage loan originators, (10) changes in laws and regulations, (11) the Company's ability to enhance, market, and protect the RE/MAX and Motto Mortgage brands, (12) fluctuations in foreign currency exchange rates, as well as those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company's website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

TABLE 1
RE/MAX Holdings, Inc.
Condensed Consolidated Statements of Income
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three months ended
	March 31,
		2017
	2018	As adjusted*
Revenue:
Continuing franchise fees	$25,240	$22,965
Annual dues	8,696	8,235
Broker fees	9,188	8,235
Franchise sales and other revenue	9,518	7,971
Total revenue	52,642	47,406
Operating expenses:
Selling, operating and administrative expenses	34,368	26,654
Depreciation and amortization	4,575	5,995
Gain on sale or disposition of assets, net	(18)	(12)
Total operating expenses	38,925	32,637
Operating income	13,717	14,769
Other expenses, net:
Interest expense	(2,724)	(2,354)
Interest income	119	26
Foreign currency transaction losses	(83)	(23)
Total other expenses, net	(2,688)	(2,351)
Income before provision for income taxes	11,029	12,418
Provision for income taxes	(1,862)	(3,030)
Net income	$9,167	$9,388
Less: Net income attributable to non-controlling interest	4,184	4,848
Net income attributable to RE/MAX Holdings, Inc.	$4,983	$4,540

Net income attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$0.28	$0.26
Diluted	$0.28	$0.26
Weighted average shares of Class A common stock outstanding
Basic	17,709,095	17,662,842
Diluted	17,762,133	17,716,013
Cash dividends declared per share of Class A common stock	$0.20	$0.18

*Effective January 1, 2018, the Company adopted the new revenue recognition standard retrospectively. All 2017 financial results have been recast to reflect this change. See Note 3 to the Company's unaudited condensed consolidated financial statements included in the Quarterly Report on Form 10-Q.

TABLE 2
RE/MAX Holdings, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		December 31,
	March 31,	2017
	2018	As adjusted*
Assets
Current assets:
Cash and cash equivalents	$30,103	$50,807
Accounts and notes receivable, current portion, less allowances of $7,690 and $7,223, respectively	21,121	20,284
Income taxes receivable	753	963
Other current assets	4,775	7,974
Total current assets	56,752	80,028
Property and equipment, net of accumulated depreciation of $12,318 and $12,326, respectively	3,040	2,905
Franchise agreements, net	114,782	119,349
Other intangible assets, net	16,106	8,476
Goodwill	154,196	135,213
Deferred tax assets, net	62,338	62,841
Other assets, net of current portion	4,063	4,023
Total assets	$411,277	$412,835
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,036	$517
Accrued liabilities	10,954	15,390
Income taxes payable	—	97
Tax and other distributions payable to non-controlling unitholders	1,691	—
Deferred revenue	24,848	25,268
Current portion of debt	2,350	2,350
Current portion of payable pursuant to tax receivable agreements	6,252	6,252
Total current liabilities	47,131	49,874
Debt, net of current portion	226,176	226,636
Payable pursuant to tax receivable agreements, net of current portion	46,923	46,923
Deferred tax liabilities, net	150	151
Deferred revenue, net of current portion	20,902	20,228
Other liabilities, net of current portion	18,887	19,897
Total liabilities	360,169	363,709
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $0.0001 per share, 180,000,000 shares authorized; 17,733,302 shares issued and outstanding as of March 31, 2018; 17,696,991 shares issued and outstanding as of December 31, 2017	2	2
Class B common stock, par value $0.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of March 31, 2018 and December 31, 2017	—	—
Additional paid-in capital	451,903	451,199
Retained earnings	9,788	8,400
Accumulated other comprehensive income, net of tax	416	459
Total stockholders' equity attributable to RE/MAX Holdings, Inc.	462,109	460,060
Non-controlling interest	(411,001)	(410,934)
Total stockholders' equity	51,108	49,126
Total liabilities and stockholders' equity	$411,277	$412,835

*Effective January 1, 2018, the Company adopted the new revenue recognition standard retrospectively. All 2017 financial results have been recast to reflect this change. See Note 3 to the Company's unaudited condensed consolidated financial statements included in the Quarterly Report on Form 10-Q.

TABLE 3
RE/MAX Holdings, Inc.
Condensed Consolidated Statements of Cash Flow
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
		2017
	2018	As adjusted*
Cash flows from operating activities:
Net income	$9,167	$9,388
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,575	5,995
Bad debt expense	464	343
Equity-based compensation expense	1,268	562
Deferred income tax expense	478	1,178
Fair value adjustments to contingent consideration	135	130
Payments pursuant to tax receivable agreements	—	(1,931)
Other, net	99	115
Changes in operating assets and liabilities	(2,614)	(1,685)
Net cash provided by operating activities	13,572	14,095
Cash flows from investing activities:
Purchases of property, equipment and software	(691)	(657)
Acquisitions	(26,250)	—
Net cash used in investing activities	(26,941)	(657)
Cash flows from financing activities:
Payments on debt	(592)	(592)
Distributions paid to non-controlling unitholders	(2,521)	(2,281)
Dividends and dividend equivalents paid to Class A common stockholders	(3,595)	(3,184)
Payment of payroll taxes related to net settled restricted stock units	(564)	(450)
Payment of contingent consideration	(50)	—
Net cash used in financing activities	(7,322)	(6,507)
Effect of exchange rate changes on cash	(13)	98
Net (decrease) increase in cash and cash equivalents	(20,704)	7,029
Cash and cash equivalents, beginning of year	50,807	57,609
Cash and cash equivalents, end of period	$30,103	$64,638

*Effective January 1, 2018, the Company adopted the new revenue recognition standard retrospectively. All 2017 financial results have been recast to reflect this change. See Note 3 to the Company's unaudited condensed consolidated financial statements included in the Quarterly Report on Form 10-Q.

TABLE 4
RE/MAX Holdings, Inc.
Agent Count
(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2017	2017	2017	2017	2016	2016	2016
Agent Count:
U.S.
Company-owned Regions (1)	49,760	49,411	47,397	47,252	46,708	46,240	39,790	39,493
Independent Regions (1)	13,852	13,751	16,152	15,997	15,733	15,490	22,451	22,142
U.S. Total	63,612	63,162	63,549	63,249	62,441	61,730	62,241	61,635
Canada
Company-owned Regions	6,920	6,882	6,924	6,893	6,786	6,713	6,728	6,701
Independent Regions	14,297	14,230	14,236	14,160	14,050	13,959	13,828	13,635
Canada Total	21,217	21,112	21,160	21,053	20,836	20,672	20,556	20,336
U.S. and Canada Total	84,829	84,274	84,709	84,302	83,277	82,402	82,797	81,971
Outside U.S. and Canada
Independent Regions	35,992	34,767	32,859	31,968	30,527	29,513	28,391	27,989
Outside U.S. and Canada Total	35,992	34,767	32,859	31,968	30,527	29,513	28,391	27,989
Total	120,821	119,041	117,568	116,270	113,804	111,915	111,188	109,960
__________________________
(1)

As of each quarter end since December 31, 2017, U.S. Company-owned Regions include agents in the Northern Illinois region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of Northern Illinois, Inc. ("RE/MAX of Northern Illinois"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the northern region of the state of Illinois, on November 15, 2017. As of the acquisition date, the Northern Illinois region had 2,266 agents. As of each quarter end since December 31, 2016, U.S. Company-owned Regions include agents in the Georgia, Kentucky/Tennessee and Southern Ohio regions, which converted from Independent Regions to Company-owned Regions in connection with the acquisition of certain assets of RE/MAX of Georgia, Inc., RE/MAX of Kentucky/Tennessee, Inc. and RE/MAX of Southern Ohio, Inc., collectively ("RE/MAX Regional Services"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the states of Georgia, Kentucky and Tennessee and Southern Ohio, on December 15, 2016. As of the acquisition date, the Georgia, Kentucky/Tennessee and Southern Ohio regions had 3,963 agents. As of each quarter end since December 31, 2016, U.S. Company-owned Regions include agents in the New Jersey region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of New Jersey, Inc. ("RE/MAX of New Jersey"), including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of New Jersey, on December 1, 2016. As of the acquisition date, the New Jersey region had 3,008 agents.

TABLE 5
RE/MAX Holdings, Inc.
Adjusted EBITDA Reconciliation to Net Income
(Amounts in thousands, except percentages)
(Unaudited)

	Three months ended
	March 31,
		2017
	2018	As adjusted*
Net income	$9,167	$9,388
Depreciation and amortization	4,575	5,995
Interest expense	2,724	2,354
Interest income	(119)	(26)
Provision for income taxes	1,862	3,030
EBITDA	18,209	20,741
Gain on sale or disposition of assets and sublease, net (1)	(28)	(47)
Equity-based compensation expense	1,268	562
Acquisition related expense (2)	1,174	557
Special Committee Investigation expense (3)	2,086	—
Fair value adjustments to contingent consideration (4)	135	130
Adjusted EBITDA (5)	$22,844	$21,943
Adjusted EBITDA Margin (5)	43.4%	46.3%
_______________________

*Effective January 1, 2018, the Company adopted the new revenue recognition standard retrospectively. All 2017 financial results have been recast to reflect this change. See Note 3 to the Company's unaudited condensed consolidated financial statements included in the Quarterly Report on Form 10-Q.

(1)	Represents (gain) loss on the sale or disposition of assets as well as the (gains) losses on the sublease of a portion of the Company's corporate headquarters office building.
(2)

Acquisition related expense includes legal costs incurred in connection with our acquisition and integration of certain assets of Tails, Inc. ("Tails") in October 2013, expenses related to the acquisitions of certain independent regions during 2016 (New Jersey, Georgia, Kentucky/Tennessee and Southern Ohio), RE/MAX of Northern Illinois in 2017 and booj in 2018. Costs include legal, accounting and advisory fees and consulting fees for integration services.

(3)

Special Committee Investigation expense relates to costs incurred in relation to the previously-disclosed investigation by the special committee of independent directors of actions of certain members of our senior management.

(4)

Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liability related to the acquisition of Full House Mortgage Connection, Inc. ("Full House").

(5)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

TABLE 6
RE/MAX Holdings, Inc.
Adjusted Net Income and Adjusted Earnings per Share
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three months ended
	March 31,
		2017
	2018	As adjusted*
Net income	$9,167	$9,388
Amortization of acquired intangible assets	3,930	5,423
Provision for income taxes	1,862	3,030
Add-backs:
Gain on sale or disposition of assets and sublease (1)	(28)	(47)
Equity-based compensation expense	1,268	562
Acquisition related expense (2)	1,174	557
Special Committee Investigation expense (3)	2,086	—
Fair value adjustments to contingent consideration (4)	135	130
Adjusted pre-tax net income	19,594	19,043
Less: Provision for income taxes at 24% and 38%, respectively	(4,703)	(7,236)
Adjusted net income (5)	$14,891	$11,807

Total basic pro forma shares outstanding	30,268,695	30,222,442
Total diluted pro forma shares outstanding	30,321,733	30,275,613

Adjusted net income basic earnings per share (5)	$0.49	$0.39
Adjusted net income diluted earnings per share (5)	$0.49	$0.39
_________________________

*Effective January 1, 2018, the Company adopted the new revenue recognition standard retrospectively. All 2017 financial results have been recast to reflect this change. See Note 3 to the Company's unaudited condensed consolidated financial statements included in the Quarterly Report on Form 10-Q.

(1)	Represents (gain) loss on the sale or disposition of assets as well as the (gains) losses on the sublease of a portion of the Company's corporate headquarters office building.
(2)

Acquisition related expense includes legal costs incurred in connection with our acquisition and integration of certain assets of Tails in October 2013, expenses related to the acquisitions of certain independent regions during 2016 (New Jersey, Georgia, Kentucky/Tennessee and Southern Ohio), RE/MAX of Northern Illinois in 2017 and booj in 2018. Costs include legal, accounting and advisory fees and consulting fees for integration services.

(3)

Special Committee Investigation expense relates to costs incurred in relation to the previously-disclosed investigation by the special committee of independent directors of actions of certain members of our senior management.

(4)	Fair value adjustments to contingent consideration include costs recognized for changes in the estimated fair value of the contingent consideration liability related to the acquisition of Full House.
(5)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

TABLE 7
RE/MAX Holdings, Inc.
Pro Forma Shares Outstanding
(Unaudited)

	Three months ended
	March 31,
	2018	2017
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,709,095	17,662,842
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600
Total basic pro forma weighted average shares outstanding	30,268,695	30,222,442

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,709,095	17,662,842
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600
Dilutive effect of unvested restricted stock units (1)	53,038	53,171
Total diluted pro forma weighted average shares outstanding	30,321,733	30,275,613
__________________________
(1)	In accordance with the treasury stock method.

TABLE 8
RE/MAX Holdings, Inc.
Free Cash Flow & Unencumbered Cash
(Unaudited)

	Three months ended March 31,
	2018	2017
Cash flow from operations	$13,572	$14,095
Less: Purchases of property, equipment and software	(691)	(640)
Free cash flow (1)	12,881	13,455

Free cash flow	12,881	13,455
Less: Tax/Other non-dividend distributions to RIHI	(9)	(20)
Free cash flow after tax/non-dividend distributions to RIHI (1)	12,872	13,435

Free cash flow after tax/non-dividend distributions to RIHI	12,872	13,435
Less: Quarterly debt principal payments	(588)	(588)
Unencumbered cash generated (1)	$12,284	$12,847

Summary
Cash flow from operations	$13,572	$14,095
Free cash flow	$12,881	$13,455
Free cash flow after tax/non-dividend distributions to RIHI	$12,872	$13,435
Unencumbered cash generated	$12,284	$12,847

Adjusted EBITDA	$22,844	$21,943
Free cash flow as % of Adjusted EBITDA	56.4%	61.3%
Free cash flow less distributions to RIHI as % of Adjusted EBITDA	56.3%	61.2%
Unencumbered cash generated as % of Adjusted EBITDA	53.8%	58.5%
___________________________
(1)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures that are not in accordance with U.S. GAAP, such as Adjusted EBITDA and the ratios related thereto, Adjusted net income, Adjusted basic and diluted earnings per share (Adjusted EPS) and Free cash flow. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP.

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited condensed consolidated financial statements included earlier in this press release), adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, equity-based compensation expense, acquisition related expenses, special committee investigation expenses, expense or income related to changes in the estimated fair value measurement of contingent consideration, and other non-recurring items. The Company now adjusts for expense or income related to changes in the estimated fair value measurement of contingent consideration as it is a noncash item that the Company believes is not reflective of operating performance. Adjusted EBITDA was revised in prior periods to reflect this change for consistency in presentation.

Because Adjusted EBITDA and Adjusted EBITDA margin omit certain non-cash items and other non-recurring cash charges or other items, the Company believes that each measure is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items. The Company presents Adjusted EBITDA and the related Adjusted EBITDA margin because the Company believes they are useful as supplemental measures in evaluating the performance of its operating businesses and provides greater transparency into the Company's results of operations. The Company's management uses Adjusted EBITDA and Adjusted EBITDA margin as factors in evaluating the performance of the business.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analyzing the Company's results as reported under U.S. GAAP. Some of these limitations are:

  these measures do not reflect changes in, or cash requirements for, the Company's working capital needs;
  these measures do not reflect the Company's interest expense, or the cash requirements necessary to service interest or principal payments on its debt;
  these measures do not reflect the Company's income tax expense or the cash requirements to pay its taxes;
  these measures do not reflect the cash requirements to pay dividends to stockholders of the Company's Class A common stock and tax and other cash distributions to its non-controlling unitholders;
  these measures do not reflect the cash requirements to pay RIHI Inc. and Oberndorf pursuant to the tax receivable agreements;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements;
  although equity-based compensation is a non-cash charge, the issuance of equity-based awards may have a dilutive impact on earnings per share; and
  other companies may calculate these measures differently so similarly named measures may not be comparable.

The Company's Adjusted EBITDA guidance does not include certain charges and costs. The adjustments to EBITDA in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior quarters, such as gain on sale or disposition of assets and sublease and acquisition related expenses, among others. The exclusion of these charges and costs in future periods will have a significant impact on the Company's Adjusted EBITDA. The Company is not able to provide a reconciliation of the Company's non-GAAP financial guidance to the corresponding U.S. GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

Adjusted net income is calculated as Net income attributable to RE/MAX Holdings, assuming the full exchange of all outstanding non-controlling interests for shares of Class A common stock as of the beginning of the period (and the related increase to the provision for income taxes after such exchange), plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company's operating performance (e.g., amortization of acquired intangible assets, gain on sale or disposition of assets and sub-lease, special committee investigation expense, acquisition-related expenses and equity-based compensation expense).

Adjusted basic and diluted earnings per share (Adjusted EPS) are calculated as Adjusted net income (as defined above) divided by pro forma (assuming the full exchange of all outstanding non-controlling interests) basic and diluted weighted average shares, as applicable.

When used in conjunction with GAAP financial measures, Adjusted net income and Adjusted EPS are supplemental measures of operating performance that management believes are useful measures to evaluate the Company's performance relative to the performance of its competitors as well as performance period over period. By assuming the full exchange of all outstanding non-controlling interests, management believes these measures:

  facilitate comparisons with other companies that do not have a low effective tax rate driven by a non-controlling interest on a pass-through entity;
  facilitate period over period comparisons because they eliminate the effect of changes in Net income attributable to RE/MAX Holdings, Inc. driven by increases in its ownership of RMCO, LLC, which are unrelated to the Company's operating performance; and
  eliminate primarily non-cash and other items that management does not consider to be useful in assessing the Company's operating performance.

Free cash flow is calculated as cash flows from operations less capital expenditures, both as reported under GAAP, and quantifies how much cash a company has to pursue opportunities that enhance shareholder value. The Company believes free cash flow is useful to investors as a supplemental measure as it calculates the cash flow available for working capital needs, re-investment opportunities, potential independent region and strategic acquisitions, dividend payments or other strategic uses of cash.

Free cash flow after tax and non-dividend distributions to RIHI is calculated as free cash flow less tax and other non-dividend distributions paid to RIHI (the non-controlling interest holder) to enable RIHI to satisfy its income tax obligations. Similar payments would be made by the Company directly to federal and state taxing authorities as a component of the Company's consolidated provision for income taxes if a full exchange of non-controlling interests occurred in the future. As a result and given the significance of the Company's ongoing tax and non-dividend distribution obligations to its non-controlling interest, free cash flow after tax and non-dividend distributions, when used in conjunction with GAAP financial measures, provides a meaningful view of cash flow available to the Company to pursue opportunities that enhance shareholder value.

Unencumbered cash generated is calculated as free cash flow after tax and non-dividend distributions to RIHI less quarterly debt principal payments less annual excess cash flow payment on debt, as applicable. Given the significance of the Company's excess cash flow payment on debt, when applicable, unencumbered cash generated, when used in conjunction with GAAP financial measures, provides a meaningful view of the cash flow available to the Company to pursue opportunities that enhance shareholder value after considering its debt service obligations.

CONTACT: Investor: Andy Schulz, (303) 796-3287,aschulz@remax.com; Media: Andrea Riggs, (303) 796-3916, ariggs@remax.com